Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
  Arch Management Services, Inc.
  Vancouver, British Columbia, Canada

We hereby consent to the incorporation by reference in this Form
SB-2/A of our report dated December 2, 2004 related to the financial statements of Arch Management Services, Inc. for the initial period ended November 30, 2004, and to our inclusion as an expert.

February 4, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas